Exhibit 10.7

Amendment 2021 to the LTIP 2018

Due to the changes in the capital structure of the Company1, the Compensation Committee proposes and the Board of Directors of the Company approves the following amendments to the LTIP 2018 and the following adjustments to the terms of the Options Grants made under the LTIP 2018:

1.	Amendment to LTIP 2018

1.1.	Section 1: Definitions

Share	shall mean a registered common share of the Company with a nominal value of CHF 0.10 (class A share).

1.2.	Section 5.1: Option Terms

The Exercise Price of Group 1 and Group 2 Options shall be set at USD 0.11. For US Participants, the Exercise Price shall be set at the Valuation Price applicable at the Granting Date.

Any other rules of the LTIP 2018 remain unchanged and shall continue to apply.

2.	Adjustment of Option Grants made under the LTIP 2018

The share capital increase by an increase of the nominal value of the Class A Shares of the Company from CHF 10.00 to CHF 125.00 per share, and the subsequent share split whereby one registered share is split into 1,250 registered shares, i.e. one Class A Share with a nominal value of from CHF 125.00 is split into 1,250 Class A Shares with a nominal value of CHF 0.10 each, requires an adjustment of the number of Options by the factor 1,250 as well as an adjustment of the exercise price by the divisor 1,250. Therefore, number of Options granted but not yet exercised under the LTIP 2018 shall be amended as follows:

1 option (granted) = 1,250 options (adjusted)

Furthermore, the Exercise Price of the granted Option shall be amended as follows:

Exercise Price CHF 10 = Exercise Price USD 0.11 (adjusted) Exercise Price CHF 4,557 = Exercise Price USD 3.96 (adjusted) Exercise Price CHF 9,125 = Exercise Price USD 7.93 (adjusted)

[1]	Capitalized terms used in this amendment but not defined herein shall have the respective meaning assigned to such terms in the LTIP 2018.

Zurich, August 22, 2021

/s/ David Allemann	/s/ Caspar Coppetti
David Allemann	Caspar Coppetti
Co-Chairman of the Board of Directors	Co-Chairman of the Board of Directors

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